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                                                                    Exhibit 10.5

Stanford Microdevices
522 Almanor Ave.
Sunnyvale, CA  94086
408-616-5400

November 1, 1999

Dear Mr. Gary Gianatasio,

This is to confirm the verbal offer of the position as Vice President - Wireless Infrastructure Products Unit of Stanford Microdevices, Inc. In this position you will report to the COO in the SMI corporate headquarters located in Sunnyvale, CA.

Your responsibilities will include the following:

GENERAL MANAGEMENT OF WIRELESS BUSINESS UNIT

o    Marketing

o    Product Marketing

o    New Product Planning and Development

o    Applications Engineering

o    Financial Operations of Business Unit

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
Your compensation is as follows:

o    Base salary (annual):         $180,000 with annual reviews

o    Incentive Bonus (annual):     Up to 40%

o    Stock Options:                130,000 shares at expected strike price of $1.50

o    401K Eligible on 12/1/99

o    Other Benefits:               Standard executive SMI medical, dental,
                                   vacation benefits

Other agreements include:

o    Change of Control:            In the event that SMI is acquired (>51%
                                   change of control), and the acquiring party
                                   does not have an equivalent ISO plan, vesting
                                   acceleration for outstanding options will occur.

o    Responsibilities:             In the event that you are terminated for any
                                   reason other than cause, or in the event that a diminution of duties occurs for any reason other than cause, you will receive four months of base salary as compensation and additional one year of options will be vested.
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I am confident that you will make a valuable contribution to Stanford's success and I am anxious to have you join our team.

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Please sign below as an acceptance of this offer and return a signed copy to me at your earliest convenience. Please also indicate how soon you can start. If you have any questions regarding the terms of this offer or any other questions please contact me directly at 408-616-5401.

Welcome to Stanford Microdevices, Inc.

Sincerely,



Gerald Quinnell
COO

I accept the terms of this offer letter.

I intend to start on                                    11-24-99
                                        ----------------------------------------
                                                          Date

                                                  /s/ GARY GIANATASIO
                                        ----------------------------------------
                                                    Gary Gianatasio



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